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                                                                     Exhibit 3.1

                                   ALTERNATIVE
                                  CONSTRUCTION
                                     COMPANY

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                                                                     Exhibit 3.1

                           [LOGO OF STATE OF FLORIDA]

I certify from the records of this office that ALTERNATIVE CONSTRUCTION COMPANY, INC. is a corporation organized under the laws of the State of Florida, filed on October 26, 2004.

The document number of this corporation is P04000147449.

I further certify that said corporation has paid all fees due this office through December 31, 2004, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 904A0006l858-102704-P04000l47449-l/l, noted below.

Authentication Code: 904A00061858-102704-P04000147449-1/1

[SEAL] Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twenty-seventh day of October, 2004


                                                /s/ Blenda E.Hood
                                                  Blenda E.Hood
                                               Secretary of State
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                            ARTICLES OF INCORPORATION

        The undersigned incorporator(s), for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of Incorporation.


                              ARTICLE I    NAME

         The name of the corporation shall be:

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

                            ARTICLE II    PRINCIPAL OFFICE

        The principal place of business and mailing address of this corporation shall be:

                           ALTERNATIVE CONSTRUCTION COMPANY, INC.
                           1900 S. HARBOR CITY BOULEVARD, SUITE 315
                           MELBOURNE, FL 32901



                           ARTICLE III    SHARES

        The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

                           10,000,000 SHARES AT $0.0001 PAR VALUE



          ARTICLE IV    INITIAL REGISTERED AGENT AND STREET ADDRESS

        The name and address of the initial registered agent is:

                           MICHAEL W. HAWKINS
                           1900 S. HARBOR CITY BOULEVARD
                           SUITE 315
                           MELBOURNE, FL 32901



                  ARTICLE V    INITIAL OFFICER(S)/DIRECTOR(S)

        The name(s) and street address(es) and title(s) to these Articles of Incorporation is(are):

                           MICHAEL W. HAWKINS
                           1900 S. HARBOR CITY BOULEVARD
                           SUITE 315
                           MELBOURNE, FL 32901


                         ARTICLE VI    INCORPORATOR(S)

        The name(s) and street address(es) of the incorporation(s) to these Articles of Incorporation is(are):

                           MICHAEL W. HAWKINS
                           1900 S. HARBOR CITY BOULEVARD
                           SUITE 315
                           MELBOURNE, FL 32901

        The undersigned incorporator(s) has(have) executed these Articles of Incorporation this 21st day of October , 2004





-------------------------------
Michael Hawkins